SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 20, 2001


                            HOUSTON OPERATING COMPANY
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                          000-31553                  76-0307819
------------------                ----------------           ------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

1145 W. Rockland Drive, Littleton, CO                       80127
-----------------------------------------------             ---------
(Address of principal executive offices)                    (Postal Code)


Registrant's telephone number, including area code:   None.
                                                      ----------------

Item 1.     Changes in Control of Registrant

                None.

Item 2.     Acquisition or Disposition of Assets

                None.

Item 3.     Bankruptcy or Receivership

                None.

Item 4.     Changes in Registrant's Certifying Accountant

         Oppenheim and Ostrick, CPAs, former CPAs for the Company, resigned as auditor on April 16, 2001. Michael Johnson & Co., CPAs of Englewood, Colorado were engaged as auditors for the Company on April 16, 2001.

         The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

         In connection with audit of the most recent fiscal year and through the date of termination of the accountants, no disagreements exist with any former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the subject of the disagreement(s).

         The audit report by Oppenheim and Ostrick, CPAs for the year ended December 31, 2000, contained an opinion which included a paragraph discussing uncertainties related to continuation of the Registrant as a going concern. Otherwise, the audit report by Oppenheim and Ostrick, CPAs for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

Item 5.     Other Events

                None.

Item 6.     Resignation and Appointment of Directors

                None.

Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                         None.

                Pro Forma Financial Statements:

                         None.

                Exhibits:

EX-16.1 Resignation of Oppenheim and Ostrick, CPAs
EX-16.2 Resignation of Oppenheim and Ostrick, CPAs
EX-23.1 Consent of Oppenheim and Ostrick, CPAs

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 16, 2001                HOUSTON OPERATING COMPANY



                                    By: /s/ J.R. Nelson
                                        ----------------------------------------
                                        J.R. Nelson, President